BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
High Ridge Commons
Suites 400-403
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
(856) 346-2828 Fax (856) 346-2882

October 8, 2007

U.S. Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:	Jpak Group, Inc.

Dear Sir/Madam:

We have read the statements in Item 4.01 included in the Form 8-K of Jpak Group, Inc. (formerly known as Rx Staffing, Inc.) dated October 8, 2007 and are in agreement with the statements contained therein.

Very truly yours,

/s/Bagell, Josephs, Levine & Company, LLC
Bagell, Josephs, Levine & Company, LLC
Gibbsboro, NJ 08026